SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): January 13, 2011


                       DIGITAL DEVELOPMENT PARTNERS, INC.
                   ------------------------------------------
             (Exact name of Registrant as specified in its charter)


     Nevada                         000-52828                  98-0521119
-------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File No.)         (IRS Employer
of incorporation)                                           Identification No.)



                        17800 Castleton Street, Suite 300
                           City of Industry, CA 91748
                  -------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (828) 225-8124
                                                           --------------





          (Former name or former address if changed since last report)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On January 13, 2011 William E. Sluss (age 55) was appointed the Company's Principal Financial and Accounting Officer. Between August 25, 2010 and January 13, 2011 Mr. Sluss assisted the Company with its accounting and financial reporting. Between 2008 and 2010 Mr. Sluss was the Chief Financial Officer for AcccuForce Staffing Services in Kingsport, TN. Between 2002 and 2008 Mr. Sluss was the Chief Financial Officer and Treasurer for Studsvik, Inc., a nuclear services company based in Erwin, TN. Mr. Sluss is a certified public accountant and received his Bachelor of Science degree in accounting from the University of Virginia's College at Wise (Wise, Virginia) in 1990.

      Mr. Sluss, who plans to devote one-third of his time to the Company, will receive an annual salary of $37,700.

     With the appointment of Mr. Sluss, Jack Jie Qin resigned as the Company's Principal Financial and Accounting Officer. Mr. Qin remains as the Company's President, Chief Executive Officer and a Director.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 18, 2011

                                 DIGITAL DEVELOPMENT PARTNERS, INC.



                                 By:  /s/ Jack Jie Qin
                                      ----------------------------------------
                                      Jack Jie Qin, President